SIXTH AMENDMENT TO FUND PARTICIPATION AGREEMENT

Regarding

FUND SHAREHOLDER REPORTS

AND OTHER REQUIRED MATERIALS

Equitable Financial Life Insurance Company, formerly known as AXA Equitable Life Insurance Company, a New York life insurance company, and Equitable Financial Life Insurance Company of America, formerly known as MONY Life Insurance Company of America, an Arizona stock life insurance company (collectively “Company”), American Century Investment Management, Inc. (the “Adviser”) and American Century Investment Services, Inc. (the “Distributor”), entered into a certain fund participation agreement dated October 15, 2009 (the “Participation Agreement”). This Amendment (the “Amendment”) to the Participation Agreement is entered into as of September 19 , 2022, by and among the Company, on its own behalf and on behalf of each separate account of the Company as set forth in the Participation Agreement, as may be amended from time to time (individually and collectively the “Accounts”), the Adviser and the Distributor (collectively, the “Parties”).

RECITALS

WHEREAS, the Parties wish to add two new Separate Accounts to Schedule A of the Agreement. Schedule A is hereby deleted in its entirety and replaced with the attached Schedule A;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, the Parties hereby agree to supplement and amend the Participation Agreement as follows:

1.	Schedule A of the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A.

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed as of the date first above written.

The Company:

Equitable Financial Life Insurance Company, on behalf of itself and each Separate Account

By:
Print Name:	Kenneth Kozlowski
Title:	Chief Investment Officer
Date:	9/19/2022 | 6:44 AM PDT

The Company:

Equitable Financial Life Insurance Company of America, on behalf of itself and each Separate Account

By:
Print Name:	Kenneth Kozlowski
Title:	Chief Investment Officer
Date:	9/19/2022 | 6:44 AM PDT

The Adviser:

American Century Investment Management, Inc.

By:
Print Name:	Margie Morrison
Title:	Senior Vice President
Date:	September 14, 2022

The Distributor:

American Century Investment Services, Inc.

By:
Print Name:	Kyle Langan
Title:	Vice President
Date:	September 14, 2022

SCHEDULE A

Equitable Financial Life Insurance Company

Separate Accounts and Associated Contracts

Name of Separate Account	Policy Form Numbers of Contracts Funded by Separate Account
Separate Account A (formerly AXA Equitable Separate Account A)	All Contracts
Separate Account FP (formerly AXA Equitable Separate Account FP)	All Contracts
Separate Account I (formerly AXA Equitable Separate Account I)	All Contracts
Separate Account No. 45 (formerly AXA Equitable Separate Account 45)	All Contracts
Separate Account No. 49 (formerly AXA Equitable Separate Account 49)	All Contracts
Separate Account No. 65 (formerly AXA Equitable Separate Account 65)	All Contracts
Separate Account No. 66 (formerly AXA Equitable Separate Account 66)	All Contracts
Separate Account No. 70 (formerly AXA Equitable Separate Account 70)	All Contracts
Separate Account No. 206 (formerly AXA Equitable Separate Account 206)	All Contracts
Separate Account No. 301 (formerly AXA Equitable Separate Account 301)	All Contracts

Equitable Financial Life Insurance Company of America

Separate Accounts and Associated Contracts

Name of Separate Account	Policy Form Numbers of Contracts Funded by Separate Account
Equitable America Variable Account L (formerly MONY Life Insurance Company of America Separate Account L)	All Contracts
Equitable America Variable Account A (formerly MONY Life Insurance Company of America Separate Account A)	All Contracts
Equitable America Variable Account P (formerly MONY Life Insurance Company of America Separate Account P)	All Contracts
Equitable America Variable Account K (formerly MONY Life Insurance Company of America Separate Account K)	All Contracts
Equitable America Variable Account No. 70A	All Contracts
Variable Account AA	All Contracts

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